Exhibit 24

JAMES C. WACHTMAN
LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

 Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Donn Kremmel, Gerald S. Greenberg and Bridget C. Hoffman each acting individually, as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

 (1) prepare, execute, acknowledge, deliver and file or cause to be filed Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of LCA-Vision Inc., a Delaware corporation
(the "Company"), with the United States Securities and Exchange
Commission, any national securities exchanges or markets and the
Company, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange
Act");

 (2) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the
Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact (or designated agent of such attorney-in-fact) and approves and ratifies any such release of information; and

 (3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

 The undersigned acknowledges that:

 (1) this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information;

 (2) any documents prepared and/or executed by any such
attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or advisable;

 (3) neither the Company nor any of such attorneys-in-fact
assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii)
any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and

 (4) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

 The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or
appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned shall lawfully do or cause to be done by virtue of this Power of Attorney.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-
in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 15th day of May, 2012.

/s/ James C. Wachtman